Calculation of Filing Fee Tables
S-3
Trilogy Metals Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value	457(r)				0.0001381
Fees to be Paid	2	Equity	Warrants to Purchase Common Shares	457(r)				0.0001381
Fees to be Paid	3	Other	Share Purchase Contracts	457(r)				0.0001381
Fees to be Paid	4	Other	Subscription Receipts	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. The securities registered hereunder include such indeterminate number of common shares, warrants, share purchase contracts, subscription receipts and units or any combination thereof as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of each class of identified securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event. b. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Trilogy Metals Inc. hereby defers payment of the registration fee required in connection with this Registration Statement.

[2]	See Notes a and b

[3]	See Notes a and b

[4]	See Notes a and b

[5]	Consisting of any combination of common stock and warrants. See also Notes a and b

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A